UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 4, 2012

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

The information included in Item 5.02 of this Current Report is incorporated by reference into this Item 1.01.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, HCC Insurance Holdings, Inc. (the “Company”) and Craig J. Kelbel, Executive Vice President of Life, Accident and Health Operations for the Company, entered into an amendment (the “Kelbel Amendment”) to Mr. Kelbel’s employment agreement.  The amendment (i) extended the term of Mr. Kelbel’s employment with the Company to January 31, 2015 and (ii) increased Mr. Kelbel’s base salary to $750,000 per year.

On March 30, 2012, HCC Service Company, Inc., a subsidiary of the Company, and Barry J. Cook, Executive Vice President of International Operations for the Company, entered into a renewal (the “Cook Renewal”) to Mr. Cook’s service agreement. The renewal extended the term of Mr. Cook’s employment with the Company to March 31, 2016.

The foregoing does not constitute a complete summary of the terms of the Kelbel Amendment or the Cook Renewal.  The description of the terms of the Kelbel Amendment and the Cook Renewal is qualified in its entirety by reference to such document.  A copy of the Kelbel Amendment and the Cook Renewal is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein in its entirety by reference thereto.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Exhibit
10.1	Second Amendment to Employment Agreement, dated March 30, 2012, between HCC Insurance Holdings, Inc. and Craig J. Kelbel.

10.2	Renewal Letter, dated March 30, 2012, between HCC Service Company, Inc. and Barry J. Cook.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  April 4, 2012